   Information Required in Proxy Statement as filed with Securities and Exchange
Commission on May 30, 1996.                                     File No. 0-26040

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               COMPUTER LEARNING CENTERS, INC.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
- - - --------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                      1996

                                   NOTICE OF
                                 ANNUAL MEETING
                              AND PROXY STATEMENT

                        COMPUTER LEARNING CENTERS, INC.

                        Computer Learning Centers, Inc.
                       11350 Random Hills Road Suite 240
                            Fairfax, Virginia 22030

June 21, 1996

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held at 11:00 am on Thursday, July 11, 1996 at the Hyatt Dulles Hotel, 2300 Dulles Corner Blvd., Herndon, Virginia 22071.

    We urge you to participate in the business of the Annual Meeting by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

    The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the stockholders. The Proxy Statement also contains information about the role and responsibility of the Board of Directors and the committees of the Board and provides important information about each nominee for election as Director.

                                          Sincerely,
                                          Reid R. Bechtle
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                        COMPUTER LEARNING CENTERS, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 11, 1996

                            ------------------------

    The 1996 Annual Meeting of Stockholders of Computer Learning Centers, Inc. (the "Company") will be held Thursday, July 11, 1996 at 11:00 am at the Hyatt Dulles Hotel, 2300 Dulles Corner Blvd., Herndon, Virginia 22071 for the following purposes:

    1. To elect two Class I Directors to serve until the 1999 Annual Meeting of Stockholders.

    2. To approve an amendment to the Company's 1995 Stock Incentive Plan (the "Plan") increasing from 86,820 to 486,820 the aggregate number of shares of Common Stock authorized for issuance under the Plan.

    3. To ratify the selection by the Board of Directors of Price Waterhouse LLP as independent accountants for the current fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    All stockholders of record at the close of business on June 20, 1996 will be entitled to vote at the meeting. The stock transfer books of the Company will remain open following the record date.

    It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors,
                                          Charles L. Cosgrove, SECRETARY
                                          June 21, 1996

                        COMPUTER LEARNING CENTERS, INC.
                       11350 RANDOM HILLS ROAD, SUITE 240
                            FAIRFAX, VIRGINIA 22030

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                     For the Annual Meeting of Stockholders
                            to be held July 11, 1996

    This Proxy Statement and accompanying proxy are being furnished to stockholders on or about June 21, 1996, in connection with the solicitation by the Board of Directors of Computer Learning Centers, Inc. ( the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at 11:00 am on Thursday, July 11, 1996, at the Hyatt Dulles Hotel, 2300 Dulles Corner Blvd., Herndon, Virginia 22071 and at any adjournments of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 as filed with the Securities and Exchange Commission, without exhibits, will be furnished without charge to any stockholder upon written request to the Secretary, Computer Learning Centers, Inc., 11350 Random Hills Road, Suite 240, Fairfax, Virginia 22030. Exhibits will be provided upon written request and payment of an appropriate processing fee.

    At the close of business on June 20, 1996, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 4,329,515 shares, $.01 par value per share of the Company (the "Common Stock"). Stockholders are entitled to one vote per share. The presence in person or by proxy of stockholders holding a majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the proposals presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

    Election of Directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of the other matters to be voted on will require to the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. Shares that abstain from voting with respect to a specific proposal and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as votes in favor of such proposal. Accordingly, neither broker non-votes nor abstentions will have any effect on the vote required to approve any matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on the proposal.

    The Board of Directors knows of no matters, other than those reported below, which are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

    All expenses of solicitation of proxies will be borne by the Company. Present and former officers, Directors and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with stockholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners.

PROPOSAL ONE:  ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of six Directors divided into three classes. The Board is comprised of two Class I Directors, two Class II Directors and two Class III Directors, with members of each class holding office for staggered three-year terms. Each Director serves (subject to his or her earlier death, resignation or removal) until the Annual Meeting of Stockholders held in the year that is three years after such Director's election and thereafter until such Director's successor is elected and has qualified.

    At the Annual Meeting, two Directors are to be elected to hold office for a three-year term to expire at the 1999 Annual Meeting of Stockholders. Unless there is a contrary indication, the persons named in the accompanying form of proxy intend to vote such proxy for the election to the Board of Directors of Reid R. Bechtle and Harry H. Gaines, the current Directors whose terms expire this year.

    Each of the nominees has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying form of proxy intend to vote such proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of Directors to eliminate the vacancy.

    A brief summary of each Director's principal occupation, business affiliations and other information follows. Unless otherwise indicated, the principal occupation of each Director has been the same for the past five years. There is no family relationship between any of the Directors or executive officers of the Company.

NOMINEES FOR DIRECTOR

    NOMINEES FOR TERM EXPIRING AT 1999 ANNUAL MEETING

    Reid R. Bechtle, age 43, joined the Company in 1991 as President of the Company's Computer Learning Center division and has been a Director and the President and Chief Executive Officer of the Company since October 1994. From 1982 to 1991, he served as President of Multi-List, Inc., a software services subsidiary of PRC, Inc. ("PRC"), which became a subsidiary of the Litton Industries, Inc. in February 1996.

    Harry H. Gaines, age 58, has been Chairman of the Board of Directors since October 1994 and has served as a Director since 1987. From 1987 to October 1994 and from 1988 to October 1994, he served as President and Chief Executive Officer of the Company and of Mohr Development Company, respectively. From 1989 through September 1995, Mr. Gaines served as President of Blessing/White Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

    TERM EXPIRING AT 1997 ANNUAL MEETING

    Ira D. Cohen, age 44, has served as a Director of the Company since 1987. Since 1988, he has been a Managing Director of The Updata Group, Inc., an investment banking firm that specializes in mergers and acquisitions for the information technology industry. From 1984 to 1986, he served as Chief Financial Officer for CGA Computer, Inc., and from 1986 to 1988 he served as Chief Financial Officer of Updata Software, Inc. Mr. Cohen is a Certified Public Accountant. Mr. Cohen is also a Director of Datastream, Inc.

    Patricia L. Hedley, age 34, has served as a Director of the Company since October 1994. From 1987 to 1991, she served as an associate at General Atlantic Partners, and she has served as Vice President of General Atlantic Partners since 1991.

    TERM EXPIRING AT 1998 ANNUAL MEETING

    John L. Corse, age 54, has served as a Director of the Company since October 1994. Since February 1995, he has served as President of Hughes Advanced Systems, a subsidiary of Hughes

Aircraft Corporation and a provider of information systems and services to businesses. From 1993 to 1995, Mr. Corse was a self-employed business consultant. From 1992 to 1993, he served as President and Chief Executive Officer of Security Software America, Inc., a software publisher serving government contractors and government agencies. From 1990 to 1992 Mr. Corse was a self-employed business consultant. Mr. Corse is also a Director of Medic Computer Systems, Inc.

    Ralph W. Clark, age 55, has served as a Director of the Company since October 1994. He is currently Chairman of Frontec AMT Inc., a software company. From 1988 to 1994, Mr. Clark was a Vice President of International Business Machines Corporation ("IBM"), where he served as Assistant General Manager of the Application Software Group, President of the General and Public Sector Division (a software division), and, most recently, President of Skill Dynamics, IBM's education division.

MEETING AND COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board of Directors are the Audit and Compensation Committees. The Company does not have a nominating committee.

    The AUDIT COMMITTEE supports the independence of the Company's independent auditors and the objectivity of the Company's financial statements. The Audit Committee (a) reviews the Company's principal policies for accounting, internal control and financial reporting, (b) recommends to the Board of Directors the engagement or discharge of the independent auditors, (c) reviews with the independent auditors the plan, scope and timing of their audit, and (d) reviews the independent auditors' fees and, after completion of the audit, reviews with management the independent auditors' report. The Audit Committee also reviews the annual financial statements of the Company, the independence of the independent auditors, the adequacy of the Company's internal accounting control system, and the Company's polices on business integrity and ethics and conflicts of interest. The Audit Committee held one meeting during fiscal 1996. The members of the Audit Committee are Ralph W. Clark and Ira D. Cohen.

    The COMPENSATION COMMITTEE (a) reviews and makes recommendations to the Board of Directors with respect to the direct and indirect compensation and employee benefits of the President and other elected officers of the Company,
(b) reviews, administers and makes recommendations to the Board of Directors with respect to any incentive plans and bonus plans that include elected officers, and (c) reviews the Company's policies relating to the compensation of senior management and other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites, and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee held one meeting during fiscal 1996. The members of the Compensation Committee are Patricia L. Hedley and John
L. Corse.

    During fiscal 1996, there were seven regular meetings of the Board of Directors. Each of the Directors attended 85% or more of the aggregate number of meetings of the Board of Directors and the standing Board committees on which he or she served.

    SECTION 16(A) REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers and Directors of the Company, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1996, all filing requirements applicable to its executive officers, Directors and greater than 10% Stockholders were complied with, except Mr. Cohen, who was late filing a Form 4 reporting the purchase of the Company's Common Stock.

PROPOSAL TWO: APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE 1995 STOCK
              INCENTIVE PLAN

    On March 14, 1995, the Board of Directors adopted the 1995 Stock Incentive Plan (the "Plan"), which provides that a variety of awards, including stock options, stock appreciation rights and restricted and unrestricted stock grants, may be made to the Company's employees, officers, consultants and advisors. Stock options may be granted either in the form of incentive stock options or nonstatutory stock options. Incentive and nonstatutory stock options are exercisable at a price of not less then 100% and 50%, respectively, of the fair market value of the Common Stock on the date of grant, as determined by the Compensation Committee. Currently 86,820 shares are reserved for issuance under the Plan. As of April 30, 1996, an aggregate of 72,500 shares had been issued or were subject to outstanding options or grants under the Plan. Accordingly, on March 23, 1996, the Board of Directors approved, subject to stockholder approval, an increase in the number of shares authorized for issuance under the Plan from 86,820 to 486,820. The amendment would not change the number of authorized shares of the Company's Common Stock.

    While the Company currently anticipates that most grants under the Plan will consist of stock options, the Company may also grant under the Plan stock appreciation rights, which represent rights to receive any excess in value of shares of Common Stock over the exercise price; restricted stock awards, which entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied; or unrestricted stock awards, which represent grants of shares to participants free of any restrictions under the Plan. No such stock appreciation rights or awards are currently outstanding. Options may be granted in tandem with appreciation rights; however, holders of such tandem awards are subject to restrictions on the matter of exercise as defined in the Plan. Generally, stock options and other awards vest ratably over five years. All options and awards must be exercised within ten years from date of grant. Options or other awards that are granted under the Plan but expire unexercised are available for future grants.

    The Plan is administered by the Compensation Committee, which has the authority to select the employees and other parties to whom options and other awards are granted and determine the terms of each option and award, including
(i) the number of shares of Common Stock covered by the option or award, (ii) when any option or award becomes exercisable, (iii) the option or award exercise price, and (iv) the duration of the option or award. All options and awards are nontransferable other than by will or by the laws of descent and distribution or, in some cases, pursuant to certain domestic relations orders. The Board of Directors has the power to amend or terminate the Plan, provided (a) that no such termination or amendment shall adversely affect or impair any then outstanding option or award without the consent of the grantee holding such option or award and (b) that no such amendment which increases the maximum number of shares subject to the Plan shall be effective unless it is approved by the stockholders of the Company within twelve months before or after the adoption of said amendment. No amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

FEDERAL INCOME TAX TREATMENT OF OPTIONS UNDER THE 1995 STOCK INCENTIVE PLAN

    INCENTIVE STOCK OPTIONS.

    No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option (provided that the difference between the option exercise price and the fair market value of the stock on the date of exercise must be included in the optionee's "alternative minimum taxable income"), and no corresponding expense deduction will be available to the Company. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rate of 24% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and
(ii) one year from the date of
transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain to the optionee upon a sale of such shares will be treated as capital gain. The gain recognized upon the sale of stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise and to cause all increases to be treated as capital gain.

    If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price or (ii) the amount realized on the sale less the option price, and the Company will receive a corresponding business expense deduction. Any additional gain will be treated as long-term capital gain if the shares are held more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held more than one year prior to the sale and as a short-term capital loss if the shares are held for a shorter period.

    NONSTATUTORY STOCK OPTIONS.

    No taxable income is recognized by the optionee upon the grant of a nonstatutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price (and the Company is required to withhold an appropriate amount for tax purposes). Special rules apply to persons required to file reports pursuant to Section 16(a) of the Exchange Act. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL THREE: RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF PRICE
                WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR

    In accordance with the recommendation of the Audit Committee, the Board of Directors has reappointed Price Waterhouse LLP as independent accountants of the Company for fiscal 1997. Although ratification of the reappointment of Price Waterhouse LLP is not legally required, the Board believes it is appropriate for the stockholders to ratify such action. In the event the stockholders do not ratify the selection of Price Waterhouse LLP as the Company's independent accountants, the Company will reconsider such appointment. A representative of Price Waterhouse LLP, which has served as the Company's independent accountants since 1987, will attend the meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board of Directors reserves the right to replace the independent accountants at any time upon the recommendation of the Audit Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid or accrued during each of the last three fiscal years for the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during the fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              ANNUAL COMPENSATION
                                                        ---------------------------------------------------------------
                                                                                       OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION                    YEAR       SALARY       BONUSES(1)    COMPENSATION(2)   COMPENSATION(3)
- - - -------------------------------------------  ---------  -----------  --------------  ----------------  ----------------
Reid R. Bechtle                                   1996  $   200,000  $   215,000(1)     $   10,598        $    3,000
 President/Chief Executive Officer (4)            1995      195,361       81,250             6,550             2,310
                                                  1994      170,833       90,000                 0             1,766
Charles L. Cosgrove                               1996      123,333       90,000(1)              0             1,838
 Vice President/Chief                             1995      113,833       25,000                 0             1,708
 Financial Officer                                1994      106,667       35,000                 0             1,600
Susan L. Luster (5)                               1996       27,308            0                 0                 0
 Vice President/Chief                             1995            0            0                 0                 0
 Operating Officer                                1994            0            0                 0                 0
Joseph F. Reichard                                1996      102,026       50,000                 0             1,520
 Eastern Regional Manager                         1995       93,082       45,000                 0             1,380
                                                  1994       75,712       35,500                 0             1,136
Stephen J. Woody                                  1996      100,833       75,000                 0                 0
 Western Regional Manager                         1995       95,833       15,000                 0                 0
                                                  1994       84,166       70,000                 0                 0

- - - ------------------------
(1) Amount shown includes  bonuses paid in  fiscal 1996 to  Mr. Bechtle and  Mr.
    Cosgrove of $40,000 and $15,000, respectively, in connection with the successful completion of the initial public offering. All other bonus amounts shown above were accrued during the stated fiscal year and paid in the subsequent fiscal year.

(2) Represents contributions toward automobile allowances made by the Company on behalf of the Named Executive Officers indicated.

(3) Represents contributions to the Company's 401(k) Plan made by the Company on behalf of the Named Executive Officers indicated.

(4) Reflects compensation paid to Mr. Bechtle (i) from February 1994 to October 1994 for services provided as President of the Company's Computer Learning Center division and (ii) from October 1994 through January 1995 for services provided as the Company's President and Chief Executive Officer.

(5) Ms. Luster joined the Company as Vice President and Chief Operating Officer on November 27, 1995.

COMPENSATION OF DIRECTORS

    No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. As compensation for serving on the Board of Directors, each Director who is not also an employee of the Company is entitled to receive a fee of $1,000 for attendance at each meeting of the full Board and $500 for each committee meeting. Directors also are entitled to reasonable expenses incurred by them in connection with their attendance at Board or committee meetings. Insurance policies in the name of the Company provide for the indemnification of the Company's Directors and officers, as well as for the reimbursement to the Company for amounts paid by the Company above certain limits in indemnifying its Directors and officers.

CERTAIN TRANSACTIONS

    EMPLOYMENT AGREEMENTS

    Reid R. Bechtle, the Company's President and Chief Executive Officer, has an employment agreement that provides for payment of annual salary, benefits and bonus, if earned, in the event of termination for other than "cause." Under the agreement, Mr. Bechtle is employed as the President and Chief Executive Officer of the Company and is entitled to receive an annual base salary of at least $200,000. The agreement also provides that if it is terminated or not renewed upon the expiration of its initial term by the Company for any reason other than cause or is terminated by Mr. Bechtle in the event of certain changes in control of the Company or in the event of a reduction in either his base salary or responsibilities without his consent, the Company shall pay Mr. Bechtle one year's salary, a pro rata portion of his bonus, continued participation of all employee benefit plans for one year and, if the termination by the Company is in breach of the agreement, all other damages to which Mr. Bechtle may be entitled as a result of such breach.

    The Company entered into an employment agreement with Harry H. Gaines with a term of one year commencing May 5, 1995, pursuant to which he provided such assistance to the Company as directed by the President of the Company. Pursuant to the employment agreement, Mr. Gaines received a salary of $40,000 for the year ended May 4, 1996. Such agreement has not been extended.

    THE REPURCHASE TRANSACTIONS

    In connection with the Company's refinancing of its credit agreement with Bankers Trust Company ("BTC") and The First National Bank of Boston ("FNBB") in 1989, the Company sold an aggregate of 675,206 shares of its Class B Convertible Preferred Stock ("Class B Stock") for $8.00 per share to the following principal stockholders and other affiliates: 593,875 shares to General Atlantic Partners II, L.P. ("GAP"), a principal stockholder of the Company; 15,500 shares to GAP-CLC Partners L.P. ("GAP-CLC"), a principal stockholder of the Company; 32,072 shares to Bankers Trust (Delaware) ("BTD"), an affiliate of BTC, one of the Company's commercial lenders; and 33,759 shares to BancBoston Capital, Inc. ("BCI"), an affiliate of FNBB, one of the Company's commercial lenders. In addition, the Company sold 171,053 and 153,741 shares of its Class C Convertible Preferred Stock ("Class C Stock") for $8.00 per share to BTD and BCI, respectively. Ms. Hedley, a director of the Company, is a Vice President of GAP and a limited partner of GAP-CLC.

    The Company repurchased (i) 32,072 shares and 33,759 shares of Class B Stock from BTD and BCI, respectively, (ii) 171,053 shares of Class C Stock and warrants to purchase 188,397 shares of Common Stock from BTD and (iii) 153,741 shares of Class C Stock from BCI. These repurchases are referred to collectively as the "Repurchase Transactions." Each share of convertible preferred stock was repurchased for $8.00 per share, and the warrants were repurchased for approximately $5.24 per share of Common Stock purchasable thereunder.

    In consideration of the Repurchase Transactions, the Company issued subordinated notes for $2,611,400 to BTD and $1,500,000 to BCI, each of which notes were paid in full with a portion of the net proceeds from the Company's initial public offering.

    THE RECAPITALIZATION

    In connection with the Company's initial public offering, the Company (i) transferred all of its shares of Comprehensive Learning Concepts (U.K.) Limited and Mohr Development Incorporated to Blessing/White Inc.; (ii) cancelled the promissory note payable to the Company dated February 1, 1990, which promissory note had an outstanding balance of approximately $7.5 million (after netting the receivable from the Company against the note on or about the date of its cancellation), bore interest at the rate of prime plus 2% per annum and was issued by Blessing/White Inc. to the Company to evidence the indebtedness of Blessing/White Inc. Inc. to the Company for declared but unpaid dividends; (iii) transferred 67,500 shares of Common Stock of Blessing/White Inc. to the holders of Common Stock of the Company; (iv) transferred $500,000 of cash to Blessing/White Inc.; and (v) transferred all of the issued and outstanding shares of preferred stock of Blessing/White Inc. to the holders of Preferred Stock of the Company. These transactions are referred to collectively as the "Recapitalization."

    As a result of the Recapitalization, GAP, GAP-CLC, and General Atlantic Corporation received 4,970,913 shares of Preferred Stock of Blessing/White Inc. with a cost basis of $5,950,083; Mr. Gaines, the Chairman of the Company's Board of Directors, received 100,000 shares of Preferred Stock of Blessing/White Inc. with a cost basis of $50,568 and Mr. Cohen, a Director of the Company, received 41,500 shares of Preferred Stock of Blessing/White Inc. with a cost basis of $20,986. Ms. Hedley, a Director of the Company, is a Vice President of GAP and a limited partner of GAP-CLC.

    TAX SHARING AGREEMENT

    The Company and Blessing/White Inc., are parties to a tax sharing and indemnification agreement providing for, among other matters, (i) the payment of tax liabilities and entitlement to tax refunds, (ii) the allocation of responsibility and the providing of cooperation in the filing of tax returns,
(iii) the indemnification of Blessing/White Inc. by the Company from certain tax and other liabilities related to the operation of the Company prior to the Recapitalization and (iv) the indemnification of the Company by Blessing/White Inc. from certain tax and other liabilities related to the operation of Blessing/White Inc. prior to the Recapitalization.

STOCK OPTIONS

    The Company has a Long-Term Incentive Plan that provides for award of incentive and nonstatutory stock options and stock appreciation rights to certain directors, officers and key employees. The plan is administered by the Compensation Committee of the Board of Directors. The Company has reserved 775,458 shares of Common Stock for grant under the plan. On February 1, 1994, options to purchase 279,807 shares of Common Stock were granted to Mr. Bechtle, at an exercise price of $5.50 per share. On December 28, 1995, Mr. Bechtle exercised options to purchase 20,000 of these shares, realizing a value of $65,000 (see table on page 9). On September 11, 1995, Mr. Gaines exercised options previously granted under this plan to purchase 156,998 shares of Common Stock at an exercise price of $.39 per share, realizing a value of $1,626,170. As of April 30, 1996, options to purchase 539,926 shares of Common Stock were outstanding under this Long-Term Incentive Plan. The Company has provided that no further grants may be made under the Long-Term Incentive Plan.

    See Proposal Two above for information concerning the Company's 1995 Stock Incentive Plan.

    On March 14, 1995, the Board of Directors adopted the 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the grant to each of the current non-employee directors, effective May 31, 1995, of an option exercisable for 4,680 shares of Common Stock with an exercise price equal to the initial public offering price. Each new Director who is not also an employee of the Company will receive upon his or her initial election to the Board an option to purchase 4,680 shares of Common Stock. In addition, on the day after each annual meeting of stockholders, each non-employee director then serving will receive an option to purchase 1,550 shares of Common Stock. All options granted under the Directors Plan vest immediately and will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The Company has reserved 70,178 shares for issuance under the Directors Plan. On May 31, 1995, the Company granted options to purchase 4,680 shares of Common Stock to each of Mr. Corse, Mr. Cohen, Mr. Clark and Ms. Hedley at an exercise price of $8.00 per share. As of April 30, 1996, the Company had granted options to purchase 18,720 shares under this plan.

    Incentive and nonstatutory options are exercisable at a price not less than 100% and 50%, respectively, of the fair market value of the common stock at the date of grant, as determined by the Compensation Committee. Stock appreciation rights provide for payments equal to the base amount of the right, as determined by the administration committee. No such appreciation rights are outstanding. Options may be granted in tandem with appreciation rights; however, holders of such tandem awards are subject to restrictions on the matter of exercise as defined in the plan. Generally, stock options and rights vest ratably over five years. All options and rights must be exercised within ten years from date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                               POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED ANNUAL
                                        NUMBER OF    PERCENT OF                                RATES OF STOCK PRICE
                                       SECURITIES   TOTAL OPTIONS                            APPRECIATION FOR OPTION
                                       UNDERLYING    GRANTED TO     EXERCISE                         TERM(3)
                                         OPTIONS    EMPLOYEES IN    PRICE PER   EXPIRATION   ------------------------
NAME                                   GRANTED(1)    FISCAL YEAR    SHARE(2)       DATE          5%           10%
- - - -------------------------------------  -----------  -------------  -----------  -----------  -----------  -----------
Reid R. Bechtle                            --            --            --           --           --           --
Charles L. Cosgrove                        25,000        34.48%     $    8.00      5/31/05   $   125,779  $   318,748
Susan L. Luster                            --            --            --           --           --           --
Joseph F. Reichard                         15,000        20.69%          8.00      5/31/05        75,467      191,249
Stephen J. Woody                           15,000        20.69%          8.00      5/31/05        75,467      191,249

- - - ------------------------
(1) Numbers shown represent options to purchase Common Stock.

(2) Nonstatutory stock options granted at 100% of fair market value of Common Stock on the date of grant. The options become exercisable in increments of 20% of the aggregate number of shares included in the grant on May 31st of each of the years 1996, 1997, 1998, 1999 and 2000.

(3) The amounts shown are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. At the end of the term of the options granted May 31, 1995, the projected price per share of the Company's Common Stock would be $13.03 and $20.75 at the assumed annual appreciation rate of 5% and 10%, respectively.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE- MONEY OPTIONS AT
                                    SHARES                  OPTIONS AT FISCAL-YEAR END      FISCAL YEAR-END(1)
                                  ACQUIRED ON     VALUE     --------------------------  --------------------------
NAME                               EXERCISE     REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- - - --------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
Reid R. Bechtle                       20,000   $    65,000     205,400        54,407    $   667,550   $   176,823
Charles L. Cosgrove                   --           --           16,017        22,755          3,750        15,000
Susan L. Luster                       --           --           --            --            --            --
Joseph F. Reichard                    13,772       115,105       3,000        12,000          2,250         9,000
Stephen J. Woody                      --           --           16,772        12,000         99,790         9,000

- - - ------------------------
(1) The closing price for the Company's Common Stock on the Nasdaq Stock Market on January 31, 1996 was $8.75. Value is calculated on the basis of the difference between the option exercise price and $8.75, multiplied by the number of "in-the-money" shares of Common Stock underlying the option.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This report sets forth the executive compensation policies of the Committee with respect to the Company's executive officers in general and the rationale for the specific decisions affecting the compensation for Mr. Reid Bechtle, the Company's Chief Executive Officer in fiscal 1996. This report also discusses the relationship between the compensation of the Named Executive Officers and the performance of the Company.

    The Company's executive compensation program is designed to promote the following objectives:

    - To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

    - To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

    - To align management's interests with stockholders by including long-term equity incentives.

    The Committee reviewed the compensation policies adopted with respect to all of the Company's executive officers and confirmed that executive officer compensation must be related to the Company's performance and must emphasize increasing stockholder value. The Committee determined that the current compensation policies sufficiently tied the executive officers' compensation to the Company's performance.

    The Committee determined that the Company's continued success is due in part to its skilled executives. In setting and administering the Company's compensation policies and programs, the Committee considers compensation provided to executives of corporations similar to the Company in terms of assets, sales, revenues and earnings. The Company's executive compensation programs are designed to attract, reward and retain skilled executives and to provide incentives which vary upon the attainment of short-term operating performance objectives and long-term performance goals. The main objective is to provide the Company executives with incentives directly linked to the creation of stockholder value.

    THE COMMITTEE'S ROLE. The Committee is responsible for the administration of the executive compensation program and reviews all proposed new or amended employee benefit plans. During fiscal 1996, the Committee was composed of the two Directors named below, neither of whom was eligible to participate in any of the plans which make up the Company's executive compensation program.

    The Committee may select consultants from nationally recognized independent compensation and benefits consulting firms to provide expert advice on any aspect of the Company executive compensation program. The Committee may request written reports or hold private meetings with such consultants in order to obtain independent opinions on compensation proposals. The Committee has met, and will continue to meet, in executive sessions which are not attended by any the Company executive or managers.

    PERFORMANCE EVALUATION. The Committee met in executive session in April 1995 to review the overall performance of the Chief Executive Officer, particularly with  respect  to  the  Company's long  range  strategies  and  the achievement of both financial and non-financial objectives. Paramount consideration was given to the Chief Executive Officer's role in building stockholder value and improving the return on the stockholders' investment.

    THE COMPENSATION PROGRAM. The compensation program for the Company executives presently consists of base salary, annual incentive bonus, long-term incentives and employee benefits. It is the intent of the Committee that incentives based on long-term performance should be the major component in the pay package for senior executives. Discussed below is each element of the compensation program.

    BASE SALARY. Salaries are set and administered to reflect the value of the job in the marketplace and individual contribution and performance. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit. During fiscal 1996, the Company's executive salaries were evaluated in relation to a competitive annualized merit increase guideline of 4.5% for expected levels of individual performance. Actual increases can vary from the guideline depending primarily on individual performance. The normal interval between salary reviews for the Chief Executive Officer and other executives is 12 months.

    Mr. Bechtle did not receive a salary increase during fiscal year 1996. Among the other named officers and executives, Mr. Cosgrove's salary was increased effective April 1, 1995 to $125,000 an increase of 8.7% after 12 months. Mr. Reichard's annual salary was increased effective November 1, 1995 to $100,000, an increase of 8.7% after 12 months. Mr. Woody's annual salary was increased effective April 1, 1995 to $100,000, an increase of 5.3% after 12 months. Ms. Luster began her employment with the Company in November 1995 and will not be eligible for an increase in salary until November 1996.

    ANNUAL INCENTIVE BONUS. The amounts of annual bonus awards are based on corporate financial performance for the year compared to annual performance goals established at the beginning of the year. For fiscal 1996, such performance goals were: (1) fiscal 1996 net income compared to budget; (2) fiscal 1996 revenue compared to budget; and (3) individual performance goals related to long-term growth of the Company.

    For fiscal 1996, Mr. Bechtle's targeted bonus was $100,000. The Compensation Committee recommended and the Board of Directors concurred, that Mr. Bechtle receive a bonus of $175,000 for fiscal 1996, which is 175% of his targeted bonus. Mr. Bechtle received the additional $75,000 for (1) exceeding the revenue and income targets for fiscal 1996 and (2) long-term positioning of the Company for future growth.

    STOCK OPTION AWARDS. Stock option awards provide long-term incentives which are directly related to the performance of the Company's Common Stock. Options generally have 10-year terms and closely align the executive's interest with those of other stockholders.

    In order to create performance incentives and promote equity ownership in the Company by certain officers, a grant of stock options was made on May 31, 1995 under the 1995 Stock Option Plan to three officers of the Company. The option exercise price was $8.00 per share.

    EMPLOYEE BENEFITS. Executives also participate in the Company's broad-based employee benefits program which includes a 401(K) plan, group medical and dental coverage, group life insurance and other benefit plans.

    DISCUSSION OF THE COMMITTEE'S POLICY REGARDING QUALIFYING COMPENSATION FOR DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.

    Tax legislation known as the Omnibus Budget Reconciliation Act of 1993 ("OBRA") created a new Code subsection 162(m), under the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation is limited to no more than $1 million per year for taxable years on or after January 1, 1994. Certain types of compensation are exempted from this deduction limitation, including payments subject to: (a) the attainment of an objective performance goal or goals; (b) an outside director requirement; and
(c) a stockholder approval requirement.

    It is the policy of the Committee to establish a competitive executive compensation program and to design and administer incentive plans which relate directly to the Company's overall performance and the individual executive's specific contribution.

    In light of OBRA, it is the policy of the Committee to modify where necessary the executive compensation plans so as to maximize the tax deductibility of compensation paid to its executive officers, and the Committee does not anticipate paying any compensation in 1996 that is not fully tax deductible. Accordingly, the 1995 Stock Option Plan includes a fixed limit on the number of options that may be granted to any individual in any given year.

    This report is furnished by the members of the Committee:

                                          Patricia L. Hedley
                                          John L. Corse

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee of the Board of Directors are Mr. Corse and Ms. Hedley, neither of whom is an executive officer or employee of the Company. See "Certain Transactions-The Repurchase Transactions" and "Certain Transactions-The Recapitalization."

PERFORMANCE GRAPH

    The performance graph set forth below compares the cumulative total shareholder return on the Company's Stock with the S&P 500 Index and an Industry Group Index for the period from June 1, 1995 through January 31, 1996. The graph assumes the investment of $100 at the close of trading on May 31, 1995 in the Company's Common Stock, the S & P 500 Index and the Industry Group Index and assumes re-investment of all dividends, if any. The industry group consists of the following companies selected on the basis of the similar nature of their business: DeVry, Inc., Whitman Education Group, Inc. and ITT Educational Services, Inc. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is vocational education and training. The Company's Common Stock commenced trading on the Nasdaq Stock Market on May 31, 1995.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    S & P 500 INDEX AND INDUSTRY GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                   6/95       1/96
COMPUTER LEARN                                                         100     114.68
S&P 500                                                                100     121.09
PEER GROUP                                                             100     154.52
ASSUMES INITIAL INVESTMENT OF $100
* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

                                                                                  JANUARY 31,
                                                                 JUNE 1, 1995        1996
                                                                 -------------  ---------------
The Company....................................................    $     100       $  114.68
S&P 500 Index..................................................    $     100       $  121.09
Industry Group Index...........................................    $     100       $  154.82

                               SECURITY OWNERSHIP

    The following table sets forth, as of April 30, 1996, the number of shares of the Company's Common Stock owned by (i) any person (including any group) known by management to beneficially own more than 5% of the Company's Common Stock, (ii) each Director of the Company and nominee for Director, (iii) each of the executive officers of the Company named in the Summary Compensation Table and (iv) all Directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                                                    PERCENTAGE OF
                                                                             NUMBER OF SHARES    OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                             OWNED(1)             OWNED(1)
- - - ---------------------------------------------------------------------------  -----------------  ---------------------
General Atlantic Entities (2)..............................................        1,684,906              38.9%
125 East 56th Street
New York, NY 10022
U.S. Bancorp/United States (3).............................................          231,200               5.3%
National Bank of Oregon
111 S. W. Fifth Avenue
Portland, OR 97204
Gartmore Investment Limited (4)............................................          310,000               7.2%
Gartmore House
16-18 Monument Street
London, EC3R 8AJ
Harry H. Gaines (5)........................................................          246,897               5.6%
35 Maher Lane
Newtown, PA 18940
Ira D. Cohen (6)...........................................................           26,061              *
Patricia L. Hedley (7).....................................................        1,689,586              39.0%
John L. Corse (8)..........................................................           12,680              *
Ralph W. Clark (9).........................................................            4,680              *
Reid R. Bechtle (10).......................................................          205,400               4.5%
Charles L. Cosgrove (11)...................................................           16,017              *
Joseph F. Reichard (12)....................................................           16,772              *
Stephen J. Woody (13)......................................................           16,772              *
Susan L. Luster (14).......................................................                               *
All directors and executive officers as a group (10 persons) (15)                  2,227,015              47.7%

- - - ------------------------
*   Less than 1%

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Amounts shown include shares issuable within the 60-day period following April 30, 1996 pursuant to the exercise of options.

(2) This information based on Schedules 13G received by the Company on or about February 7, 1996. Includes 1,067,586 shares held by General Atlantic Corporation ("GAC"), which retains sole voting power with respect to such shares, 602,021 shares held by General Atlantic Partners II, L.P. ("GAP") and 15,299 shares held by GAP-CLC Partners, L.P. ("GAP-CLC") (collectively, the "General Atlantic Entities"). The General Atlantic Entities retain shared voting power with respect to the shares held by GAP and GAP-CLC. Patricia L. Hedley, a Director of the Company, is a limited partner in GAP-CLC and a Vice President of GAP and disclaims beneficial ownership of shares owned by the General Atlantic Entities.

(3) This information based on Schedule 13G received by the Company on or about February 15, 1996.

(4) This information based on Schedule 13D filed with the Securities and Exchange Commission on June 12, 1995.

(5) Includes 78,499 shares issuable pursuant to the exercise of options within 60 days after April 30, 1996.

(6) Includes 7,850 shares issuable pursuant to options held by to COGO Partnership, a general partnership, of which Mr. Cohen is a general partner. Mr. Cohen disclaims beneficial ownership of all of such shares. Also includes 4,680 shares issuable pursuant to the exercise of Director options within 60 days after April 30, 1996.

(7) Includes all of the shares referenced in note (2) above, Ms. Hedley, a director of the Company, is a Vice President of GAP and a limited partner of GAP-CLC. Ms. Hedley disclaims beneficial ownership of all of such shares. Also includes 4,680 shares issuable pursuant to the exercise of Director options within 60 days after April 30, 1996.

(8) Includes 4,680 shares issuable pursuant to the exercise of Director options within 60 days after April 30, 1996.

(9) Includes 4,680 shares issuable pursuant to the exercise of Director options within 60 days after April 30, 1996.

(10) Includes 205,400 shares issuable pursuant to the exercise of options within 60 days after April 30, 1996.

(11) Includes 16,017 shares issuable pursuant to the exercise of options within 60 days after April 30, 1996.

(12) Includes 3,000 shares issuable pursuant to the exercise of options within 60 days after April 30, 1996.

(13) Includes 16,772 shares issuable pursuant to the exercise of options within 60 days after April 30, 1996.

(14) As of April 30, 1996, Ms. Luster owns none of the Company's Common Stock nor has been granted any options to purchase the Company's Common Stock.

(15) Includes 338,408 shares issuable pursuant to the exercise of options within 60 days after April 30, 1996. See note (2) and notes (5) through (13) above.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    The date by which stockholder proposals must be received by the Company for inclusion in proxy material relating to the 1997 Annual Meeting of Stockholders is February 24, 1997.

                                          By Order of the Board of Directors
                                          Charles L. Cosgrove, SECRETARY
                                          June 21, 1996

                        COMPUTER LEARNING CENTERS, INC.
                           1995 STOCK INCENTIVE PLAN

Section 1.  PURPOSE

    The purpose of this 1995 Stock Incentive Plan (the "Plan") is to advance the interests of Computer Learning Centers, Inc. by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

Section 2.  DEFINITIONS

    "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Unrestricted Stock awarded under the Plan.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that if and when the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3").

    "Common Stock" or "Stock" means the Common Stock, $.01 par value per share, of the Company.

    "Company" means Computer Learning Centers, Inc. and, except where the context otherwise requires, all present and future subsidiaries of the Company as defined in Sections 424(f) of the Code.

    "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

    "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

    "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

    "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

    "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

    "Participant" means a person selected by the Board to receive an Award under the Plan.

    "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8.

    "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

    "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

    "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

    "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

    "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

Section 3.  ADMINISTRATION

    The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

Section 4.  ELIGIBILITY

    All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code. Subject to adjustment as provided in Section 5(b) below, the maximum number of shares with respect to which awards may be granted to any employee under the Plan shall not exceed 100,000 shares of Common Stock during any calendar year. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.

Section 5.  STOCK AVAILABLE FOR AWARDS

    (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 486,820 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

    (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 5(a) only to the extent that the substitute Awards are both (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them Reporting Persons; and (ii) granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3, by the stockholders of the entity which issued such predecessor awards.

Section 6.  STOCK OPTIONS

    (a) GENERAL.

        (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

        (ii) The Board shall establish the exercise price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

       (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

       (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Board at or after the award of the Option, by (A) delivery of shares of Common Stock of the Company owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair Market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

        (v) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

       (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

    (b) INCENTIVE STOCK OPTIONS.

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

        (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

        (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(b) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

           (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

           (y) The option exercise period shall not exceed five years from the date of grant.

       (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

       (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

           (x) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

           (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

           (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date of death (or within such lesser period as may be specified in the Option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

Section 7.  STOCK APPRECIATION RIGHTS

    (a) The Board may grant Stock Appreciation Rights entitling recipients on exercise of the SAR to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Stock between the date of the Award and the exercise of the Award. A Stock Appreciation Right shall entitle the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant Stock Appreciation Rights that provide that, following a change in control of the Company (as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the Fair Market Value of a share of Stock on the date the SAR was granted.

    (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

    (c) When Stock Appreciation Rights are granted in tandem with Options, the following provisions will apply:

        (i) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

        (ii) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

       (iii) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

       (iv) The Stock Appreciation Right will be transferable only with the related Option.

        (v) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

    (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify.

    (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

Section 8.  PERFORMANCE SHARES

    (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

    (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

    (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

    (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

Section 9.  RESTRICTED AND UNRESTRICTED STOCK

    (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

    (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

    (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Stock free of any restrictions under the Plan ("Unrestricted Stock").

    (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

    (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

Section 10.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) APPLICABILITY OF RULE 16B-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Securities Exchange Act of 1934, or any successor provision, and then only to Reporting Persons.

    (b) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3, (i) any Option, SAR, Performance Share Award or other similar right related to an equity security issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative, and (ii) the selection of a Reporting Person as a Participant and the terms of his or her Award shall be determined only in accordance with the applicable provisions of Rule 16b-3.

    (c) DOCUMENTATION. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

    (d) BOARD DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

    (e) TERMINATION OF STATUS. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

    (f) MERGERS, ETC. In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (as "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the amount by which (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent such Options or SARs are then exercisable or would become exercisable on the date 18 months after the effective date of such Acquisition) exceeds (B) the aggregate exercise price of all such outstanding Options or SARs, in exchange for the termination of such Options and SARs, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

    (g) WITHHOLDING. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

    (h) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

    (i) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (j) CANCELLATION AND NEW GRANT OF OPTIONS. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

    (k) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

Section 11.  MISCELLANEOUS

    (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

    (c) EXCLUSION FROM BENEFIT COMPUTATIONS. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

    (d) EFFECTIVE DATE AND TERM. Subject to the approval of the stockholders of the Company, the Plan shall be effective on March 14, 1995. Prior to such approval, Awards may be made under the Plan expressly subject to such approval. No Award may be made under the Plan after March 13, 2005, but Awards previously granted may extend beyond that date.

    (e) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for compliance with Rule 16b-3. Prior to any such approval, Awards may be made under the Plan expressly subject to such approval.

    (f)  GOVERNING LAW.   The provisions  of the  Plan shall be  governed by and
interpreted in accordance with the laws of the State of Delaware.

                                          Adopted by the Board of Directors
                                          March 14, 1995

                                          Approved by the Stockholders
                                          May 31, 1995

                                          Amended by the Board of Directors
                                          March 23, 1996

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                             WITHHOLD AUTHORITY
                          TO VOTE FOR ALL NOMINEES
                   FOR         LISTED BELOW           NOMINEES: Reid R. Bechtle
Proposal 1:         / /            / /                           Harry H. Gaines
 To elect two
 Class I Directors
 to serve until the
 1999 Annual
 Meeting of
 Stockholders

FOR all nominees listed (except as marked to the contrary listed below).

- - - ------------------------------------------------------------------------

                                            FOR       AGAINST   ABSTAIN
Proposal 2:                                 / /         / /       / /
 Proposal to approve an amendment to
 the Company's 1995 Stock Incentive
 Plan increasing from 86,820 to
 486,820, the aggregate number of
 shares authorized for issuance under
 the plan.


Proposal 3:                                 / /         / /       / /
 Proposal to ratify the selection of Price
 Waterhouse LLP to serve as the
 Company's independent accountants for
 fiscal 1997.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED ABOVE, AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)                                           DATE
            -------------------------------------------    ------------


NOTE: Please sign exactly as name or names appear on Stock Certificates (as indicated hereon).

                            COMPUTER LEARNING CENTERS, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 11, 1996


  The undersigned, having received notice of the meeting and management proxy statement therefor, and revoking all prior proxies, hereby appoints Reid R. Bechtle and Charles L. Cosgrove, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated below, all shares of Common Stock of Computer Learning Centers, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on July 11, 1996 or any adjournment thereof.


                            (TO BE SIGNED ON REVERSE SIDE.)